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                                                                    EXHIBIT 23.4

                                  June 27, 1997


Galileo International, Inc.
9700 West Higgins Road, Suite 400
Rosemont, Illinois 60018


Ladies and Gentlemen:

            The undersigned hereby consents to being designated as a person about to become a director of Galileo International, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1 (File No. 333-27495).


                                                Very truly yours,


                                                /s/ Frederic F. Brace
                                                -------------------------------
                                                Frederic F. Brace